Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As previously disclosed by Cardlytics, Inc. (the “Company”) on a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on January 26, 2026 (the “Prior Current Report”), on January 23, 2026, the Company, PAR Technology Corporation (“PAR”) and DB Sub, LLC, an indirectly wholly owned subsidiary of PAR (“Buyer”), entered into an asset purchase agreement (the “Purchase Agreement”), pursuant to which Buyer agreed to acquire all of the Company’s assets, properties and rights primarily related to, or primarily used in, the Company’s Bridg platform (the “Transaction”), subject to certain exceptions.

The Unaudited Pro Forma Condensed Consolidated Financial Statements presented below have been derived from the Company’s historical consolidated financial statements and give pro forma effect to the Transaction. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2025 reflects the Company’s financial position as if the Transaction had occurred on December 31, 2025. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for each of the years ended December 31, 2025, 2024 and 2023 reflect the results of operations as if the Transaction had occurred on January 1, 2023 in that they reflect the reclassification of the Bridg business as discontinued operations for all periods presented.

The Unaudited Pro Forma Condensed Consolidated Financial Statements presented below have been derived from, and should be read in conjunction with, the Company’s audited consolidated financial statements and the notes thereto as of December 31, 2025, and for the three years ended December 31, 2025, and Management’s Discussion and Analysis included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Upon entering into the Agreement with the Buyer, the historical financial results of the Bridg business will be reflected in the Company’s consolidated financial statements as discontinued operations under U.S. generally accepted accounting principles for all periods presented.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are presented based on information currently available, subject to the assumptions and adjustments described in the accompanying notes and is not intended to represent what the Company’s condensed consolidated balance sheet and statements of operations actually would have been had the Transaction occurred on the dates indicated above. Further, the Unaudited Pro Forma Condensed Consolidated Financial Statements are provided for illustrative and informational purposes only and are not necessarily indicative of the Company’s financial position and results of operations for any future period and does not reflect all actions that may be undertaken by the Company following the closing of the Transaction. In addition, the Unaudited Pro Forma Condensed Consolidated Financial Statements do not reflect the realization of any expected cost savings, synergies or dis-synergies as a result of the Transaction. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. Management believes these assumptions and adjustments are reasonable, given the information available at the time of filing. The Transaction constituted a significant disposition for purposes of Item 2.01 of Form 8-K and the Unaudited Pro Forma Condensed Consolidated Financial Statements presented below have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information.

The pro forma adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and best reflect the Transaction on the Company’s financial condition and results of operations. The adjustments included within the “Discontinued Operations” column of the Unaudited Pro Forma Condensed Consolidated Financial Statements are the Company’s current preliminary estimates on a discontinued operations basis and could change as the Company finalizes discontinued operations accounting to be reported in the Company’s Quarterly Reports on Form 10-Q for the three months ending March 31, 2026, six months ending June 30, 2026, nine months ending September 30, 2026 and Annual Report on Form 10-K for the year ending December 31, 2026.

Exhibit 99.1

CARDLYTICS, INC.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2025

(Amounts in thousands, except par value amounts)

	Historical (as reported)	Bridg Discontinued Operations (a)		Transaction Accounting Adjustments	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$48,719	$—		$—	$48,719
Accounts receivable and contract assets, net	82,669	—		—	82,669
Marketable Securities	—	—	(b)	25,416	25,416
Other receivables	2,587	347		—	2,240
Prepaid expenses and other assets	3,304	91		—	3,213
Total current assets	137,279	438		25,416	162,257
Long-term assets:
Property and equipment, net	2,025	94		—	1,931
Right-of-use assets under operating leases, net	4,947	224		—	4,723
Intangible assets, net	5,553	5,553		—	—
Goodwill	110,305	—		—	110,305
Capitalized software development costs, net	24,214	5,209		—	19,005
Other long-term assets, net	1,318	83		—	1,235
Total assets	$285,641	$11,601		$25,416	$299,456
Liabilities and stockholders' (deficit) equity
Current liabilities:
Accounts payable	$3,360	$705		$—	$2,655
Accrued liabilities:
Accrued compensation	6,105	67		—	6,038
Accrued expenses	7,725	600	(c)	1,642	8,767
Partner Share liability	24,860	68		—	24,792
Consumer Incentive liability	32,144	—		—	32,144
Deferred revenue	2,589	48		—	2,541
Current operating lease liabilities	1,607	169		—	1,438
Total current liabilities	78,390	1,657		1,642	78,375
Long-term liabilities:
Convertible senior notes, net	168,850	—		—	168,850
Line of credit	40,070	—		—	40,070
Long-term deferred revenue	52	52		—	—
Long-term operating lease liabilities	4,787	39		—	4,748
Total liabilities	292,149	1,748		1,642	292,043
Stockholders’ (deficit) equity:
Common stock, $0.0001 par value	10	—		—	10
Additional paid-in capital	1,399,542	—		—	1,399,542
Accumulated other comprehensive income	(1,996)	—		—	(1,996)
Accumulated deficit	(1,404,064)	9,853	(d)	23,774	(1,390,143)
Total stockholders’ (deficit) equity	(6,508)	9,853		23,774	7,413
Total liabilities and stockholders’ (deficit) equity	$285,641	$11,601		$25,416	$299,456

Exhibit 99.1

CARDLYTICS, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2025

(Amounts in thousands except per share amounts)

	Historical (as reported)	Bridg Discontinued Operations (a)	Pro Forma
Revenue	$233,273	$20,947	$212,326
Costs and expenses:
Partner Share and other third-party costs	102,949	1,855	101,094
Delivery costs	25,711	6,463	19,248
Sales and marketing expense	39,478	7,883	31,595
Research and development expense	39,765	5,545	34,220
General and administrative expense	47,267	3,207	44,060
Acquisition, integration and divestiture costs	561	—	561
Change in contingent consideration	102	—	102
Impairment of goodwill and intangible assets	58,843	—	58,843
Gain on divestiture	(4,831)	—	(4,831)
Depreciation and amortization expense	25,244	8,017	17,227
Total costs and expenses	335,089	32,970	302,119
Operating loss	(101,816)	(12,023)	(89,793)
Other income (expense):
Interest expense, net	(7,919)	—	(7,919)
Foreign currency gain	6,247	—	6,247
Total other expense	(1,672)	—	(1,672)
Loss before income taxes	(103,488)	(12,023)	(91,465)
Net Loss	(103,488)	(12,023)	(91,465)
Net Loss per share, basic and diluted	$(1.95)	$—	$(1.72)
Weighted-average common shares outstanding, basic and diluted	53,114	—	53,114

Exhibit 99.1

CARDLYTICS, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2024

(Amounts in thousands except per share amounts)

	Historical (as reported)	Bridg Discontinued Operations (a)	Pro Forma
Revenue	$278,298	$22,684	$255,614
Costs and expenses:
Partner Share and other third-party costs	127,761	1,220	126,541
Delivery costs	29,643	6,789	22,854
Sales and marketing expense	52,649	9,387	43,262
Research and development expense	49,607	7,367	42,240
General and administrative expense	56,482	4,131	52,351
Acquisition, integration and divestiture costs	161	46	115
Change in contingent consideration	210	—	210
Impairment of goodwill and intangible assets	131,595	131,521	74
Depreciation and amortization expense	25,689	11,133	14,556
Total costs and expenses	473,797	171,594	302,203
Operating loss	(195,499)	(148,910)	(46,589)
Other income (expense):
Interest expense, net	(5,553)	—	(5,553)
Foreign currency loss	(1,269)	—	(1,269)
Gain on extinguishment of debt	13,017	—	13,017
Total other income	6,195	—	6,195
Loss before income taxes	(189,304)	(148,910)	(40,394)
Net Loss	(189,304)	(148,910)	(40,394)
Net Loss per share, basic and diluted	$(3.91)	$—	$(0.84)
Weighted-average common shares outstanding, basic and diluted	48,361	—	48,361

Exhibit 99.1

CARDLYTICS, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2023

(Amounts in thousands except per share amounts)

	Historical (as reported)	Bridg Discontinued Operations (a)	Pro Forma
Revenue	$309,204	$23,779	$285,425
Costs and expenses:
Partner Share and other third-party costs	150,578	671	149,907
Delivery costs	28,248	6,801	21,447
Sales and marketing expense	57,425	8,754	48,671
Research and development expense	51,352	5,606	45,746
General and administrative expense	58,810	2,268	56,542
Acquisition, integration and divestiture (benefits) costs	(6,313)	(6,817)	504
Change in contingent consideration	1,246	—	1,246
Impairment of goodwill and intangible assets	70,518	70,518	—
Loss on divestiture	6,550	—	6,550
Depreciation and amortization expense	26,460	11,845	14,615
Total costs and expenses	444,874	99,646	345,228
Operating loss	(135,670)	(75,867)	(59,803)
Other income (expense):
Interest expense, net	(2,336)	—	(2,336)
Foreign currency gain	3,304	—	3,304
Total other income	968	—	968
Loss before income taxes	(134,702)	(75,867)	(58,835)
Net Loss	(134,702)	(75,867)	(58,835)
Net Loss per share, basic and diluted	$(3.69)	$—	$(1.61)
Weighted-average common shares outstanding, basic and diluted	36,488	—	36,488

Exhibit 99.1

CARDLYTICS, INC.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The Unaudited Pro Forma Condensed Consolidated Balance Sheet and Unaudited Pro Forma Condensed Consolidated Statements of Operations include the following adjustments:

Discontinued Operations:

a.Reflects the discontinued operations of the Bridg business, including associated assets, liabilities, equity and results of operations. In accordance with ASC 205-20, Presentation of Financial Statements - Discontinued Operations, the amounts exclude general corporate overhead costs which were historically allocated, but did not specifically relate to the Bridg business, as they did not meet the discontinued operations criteria. Such allocations included labor and non-labor expenses related to the Company’s corporate support functions (e.g., executive, information technology, human resources, legal, accounting, among others) that historically provided support to Bridg.

Transaction Accounting Adjustments:

b.Reflects stock of $25.4 million received from the Buyer from the sale of Bridg.

c.Reflects approximately $1.6 million of Transaction costs to be incurred subsequent to December 31, 2025.

d.Reflects an estimated gain of $13.9 million related to the Transaction based on the estimate of $25.4 million of consideration less Transaction costs of $1.6 million, less Bridg net assets as of December 31, 2025 of $9.9 million. The actual gain recorded upon close may be subject to change and will be based on amounts as of the close date. Since the Unaudited Pro Forma Condensed Consolidated Statements of Operations only include continuing operations, the estimated gain on sale is not included in any period presented.